Exhibit 10.1

FORM OF SUBORDINATED NOTE PURCHASE AGREEMENT

This SUBORDINATED NOTE PURCHASE AGREEMENT (this “Agreement”) is dated as of March 9, 2022, and is made by and among Amerant Bancorp Inc., a Florida corporation (“Company”), Amerant Florida Bancorp Inc., as Guarantor (the “Guarantor”), and the several purchasers of the Subordinated Notes (as defined herein) identified on the signature pages hereto (each a “Purchaser” and collectively, the “Purchasers”).

RECITALS

WHEREAS, Company is offering, and the Guarantor agrees to guarantee, up to $30,000,000 in aggregate principal amount of Subordinated Notes, which aggregate amount is intended to qualify as Tier 2 Capital (as defined herein).

WHEREAS, Company has engaged Piper Sandler & Co. as its exclusive placement agent (“Placement Agent”) for the offering of the Subordinated Notes.

WHEREAS, each of the Purchasers is an institutional “accredited investor” as such term is defined in Rule 501 of Regulation D (“Regulation D”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), or a “qualified institutional buyer” as such term is defined in Rule 144A of the Securities Act (“QIB”).

WHEREAS, the offer and sale of the Subordinated Notes by Company is being made in reliance upon the exemptions from registration available under Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D.

WHEREAS, each Purchaser is willing to purchase from Company a Subordinated Note in the principal amount set forth on such Purchaser’s respective signature page hereto (each, a “Subordinated Note Amount”) in accordance with the terms, subject to the conditions and in reliance on, the recitals, representations, warranties, covenants and agreements set forth herein and in the Subordinated Notes and in the Indenture (as defined herein).

WHEREAS, at Closing, Company and the Purchasers shall execute and deliver a Registration Rights Agreement, substantially in the form attached hereto as Exhibit C (the “Registration Rights Agreement”), pursuant to which, among other things, Company will agree to provide certain registration rights with respect to the Subordinated Notes under the Securities Act and the rules and regulations promulgated thereunder and applicable state securities laws.

NOW, THEREFORE, in consideration of the mutual covenants, conditions and agreements herein contained and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENT

1.	DEFINITIONS.

1.1 Defined Terms. The following capitalized terms used in this Agreement have the meanings defined or referenced below. Certain other capitalized terms used only in specific sections of this Agreement may be defined in such sections.

“Affiliate(s)” means, with respect to any Person, such Person’s immediate family members, partners, members or parent and subsidiary corporations, and any other Person directly or indirectly controlling, controlled by, or under common control with said Person.

“Agreement” has the meaning set forth in the preamble hereto.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Subordinated Note represented by a global certificate, the rules and procedures of DTC that apply to such transfer or exchange.

“Bank” means Amerant Bank, N.A., a national banking association and wholly owned subsidiary of Company. Bank is owned by Company indirectly through Company’s wholly-owned, intermediate bank holding company, Amerant Florida Bancorp Inc.

“Business Day” means any day other than a Saturday, Sunday or any other day on which banking institutions in the State of Florida are permitted or required by any applicable law or executive order to close.

“Closing” has the meaning set forth in Section 2.2.

“Closing Date” means the date hereof.

“Company” has the meaning set forth in the preamble hereto and shall include any successors to Company.

“Company Covered Person” has the meaning set forth in Section 4.2.4.

“Company’s Reports” means (i) Company’s Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the SEC, including the audited financial statements contained therein and the information from Company’s definitive proxy statement for its 2021 annual meeting of shareholders incorporated by reference into the Form 10-K; (ii) Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021, including the unaudited financial statements contained therein, as filed with the SEC; and (iii) Company’s Current Reports on Form 8-K as filed with the SEC on each of January 4 and 21, 2021, February 18, 2021, March 10, 15 and 22, 2021, June 3 and 14, 2021, July 2 and 27, 2021, September 13, 2021, November 4, 19 and 23, 2021, December 1, 9, 15, 20 and 27, 2021, January 19 and 31, 2022, and February 1, 2022.

“Disbursement” has the meaning set forth in Section 3.1.

“Disqualification Event” has the meaning set forth in Section 4.2.4.

“DTC” has the meaning set forth in Section 5.7.

“Equity Interest” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person which is not a corporation, and any and all warrants, options or other rights to purchase any of the foregoing.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FDIC” means the Federal Deposit Insurance Corporation.

“GAAP” means generally accepted accounting principles in effect from time to time in the United States of America.

“Global Notes” has the meaning set forth in Section 3.1.

“Governmental Agency(ies)” means, individually or collectively, any federal, state, county or local governmental department, commission, board, regulatory authority or agency (including each applicable Regulatory Agency) with jurisdiction over Company or a Subsidiary of Company.

“Governmental Licenses” has the meaning set forth in Section 4.3.

“Hazardous Materials” means flammable explosives, asbestos, urea formaldehyde insulation, polychlorinated biphenyls, radioactive materials, hazardous wastes, toxic or contaminated substances or similar materials, including any substances which are “hazardous substances,” “hazardous wastes,” “hazardous materials” or “toxic substances” under the Hazardous Materials Laws and/or other applicable environmental laws, ordinances or regulations.

“Hazardous Materials Laws” mean any laws, regulations, permits, licenses or requirements pertaining to the protection, preservation, conservation or regulation of the environment which relates to real property, including: the Clean Air Act, as amended, 42 U.S.C. Section 7401 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 et seq.; the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. Section 6901 et seq.; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (including the Superfund Amendments and Reauthorization Act of 1986), 42 U.S.C. Section 9601 et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. Section 2601 et seq.; the Occupational Safety and Health Act, as amended, 29 U.S.C. Section 651, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq.; the Mine Safety and Health Act of 1977, as amended, 30 U.S.C. Section 801 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq.; and all comparable state and local laws, laws of other jurisdictions or orders and regulations.

“Indebtedness” means and includes: (i) all obligations arising from the borrowing of money that, according to GAAP as in effect from time to time, would be included in determining total liabilities as shown on the consolidated balance sheet of Company or any Subsidiary of Company; and (ii) all obligations secured by any lien on property owned by Company or any Subsidiary whether or not such obligations shall have been assumed; provided, however, Indebtedness shall not include deposits or other indebtedness created, incurred or maintained in the ordinary course of Company’s or Bank’s business (including federal funds purchased, advances from any Federal Home Loan Bank, secured deposits of municipalities, letters of credit issued by Company or Bank and repurchase arrangements) and consistent with customary banking practices and applicable laws and regulations.

“Indenture” means the indenture, dated as of the date hereof, by and between Company and UMB Bank, National Association, as trustee, under which the Subordinated Notes are to be issued, substantially in the form attached hereto as Exhibit A, as the same may be amended or supplemented from time to time in accordance with the terms thereof.

“Leases” means all leases, licenses or other documents providing for the use or occupancy of any portion of any Property, including all amendments, extensions, renewals, supplements, modifications, sublets and assignments thereof and all separate letters or separate agreements relating thereto.

“Material Adverse Effect” means, with respect to any Person, any change or effect that (i) is or would be reasonably likely to be material and adverse to the financial condition, results of operations or business of such Person, or (ii) would materially impair the ability of any Person to perform its respective obligations under any of the Transaction Documents, or otherwise materially impede the consummation of the transactions contemplated hereby; provided, however, that “Material Adverse Effect” shall not be deemed to include the impact of (1) changes in banking and similar laws, rules or regulations of general applicability or interpretations thereof by Governmental Agencies, (2) changes in GAAP or regulatory accounting requirements applicable to financial institutions and their holding companies generally, (3) changes after the date of this Agreement in general economic or capital market conditions, including changes in interest rates, affecting financial institutions or their market prices generally and not specifically related to Company or the Purchasers, (4) natural disasters or other force majeure events or the effects of any outbreak, escalation or worsening of any epidemic, pandemic or disease (including the COVID-19 virus), (5) changes in national or international political or social conditions, including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or by the occurrence of any military attack upon or within the United States, (6) direct effects of compliance with this Agreement on the operating performance of Company or the Purchasers, including expenses incurred by Company or the Purchasers in consummating the transactions contemplated by this Agreement, and (7) the effects of any action or omission taken by Company with the prior written consent of the Purchasers, and vice versa, or as otherwise contemplated by this Agreement and the Subordinated Notes.

“Maturity Date” means March 15, 2032.

“Person” means an individual, a corporation (whether or not for profit), a partnership, a limited liability company, a joint venture, an association, a trust, an unincorporated organization, a government or any department or agency thereof (including a Governmental Agency) or any other entity or organization.

“Placement Agent” has the meaning set forth in the Recitals.

“Property” means any real property owned or leased by Company or any Affiliate or Subsidiary of Company.

“Purchaser” or “the Purchasers” has the meaning set forth in the preamble hereto.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date hereof, by and among Company and the Purchasers in the form attached as Exhibit B hereto.

“QIB” has the meaning set forth in the Recitals.

“Regulation D” has the meaning set forth in the Recitals.

“Regulatory Agencies” means any federal or state agency charged with the supervision or regulation of depository institutions or holding companies of depository institutions, or engaged in the insurance of depository institution deposits, or any court, administrative agency or commission or other authority, body or agency having supervisory or regulatory authority with respect to Company, Bank or any of their Subsidiaries.

“SEC” means the U.S. Securities and Exchange Commission.

“Secondary Market Transaction” has the meaning set forth in Section 5.3.

“Securities Act” has the meaning set forth in the Recitals.

“Subordinated Note” means the Subordinated Note (or collectively, the “Subordinated Notes”) in the form attached as an exhibit to the Indenture, as amended, restated, supplemented or modified from time to time, and each Subordinated Note delivered in substitution or exchange for such Subordinated Note.

“Subordinated Note Amount” has the meaning set forth in the Recitals.

“Subsidiary” means with respect to any Person, any corporation or entity (other than a trust) in which a majority of the outstanding Equity Interest is directly or indirectly owned by such Person.

“Tier 2 Capital” has the meaning given to the term “Tier 2 capital” in 12 C.F.R. Part 217, as amended, modified and supplemented and in effect from time to time or any replacement thereof.

“Transaction Documents” has the meaning set forth in Section 3.2.1.1.

“Trustee” means the trustee or successor in accordance with the applicable provisions of the Indenture.

1.2 Interpretations. The foregoing definitions are equally applicable to both the singular and plural forms of the terms defined. The words “hereof”, “herein” and “hereunder” and words of like import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “including” when used in this Agreement without the phrase “without limitation,” shall mean “including, without limitation.” All references to time of day herein are references to New York City Time unless otherwise specifically provided. All references to this Agreement, the Registration Rights Agreement, the Subordinated Notes and the Indenture shall be deemed to be to such documents as amended, modified or restated from time to time. With respect to any reference in this Agreement to any defined term, (i) if such defined term refers to a Person, then it shall also mean all heirs, legal representatives and permitted successors and assigns of such Person, and (ii) if such defined term refers to a document, instrument or agreement, then it shall also include any amendment, replacement, extension or other modification thereof.

1.3 Exhibits Incorporated. All Exhibits attached hereto are hereby incorporated into this Agreement.

2.	SUBORDINATED DEBT.

2.1 Certain Terms. Subject to the terms and conditions herein contained, Company proposes to issue and sell to the Purchasers, severally and not jointly, Subordinated Notes, which will be issued pursuant to the Indenture, in an aggregate principal amount equal to the aggregate of the Subordinated Note Amounts. Each Purchaser, severally and not jointly, agrees to purchase the Subordinated Notes with an aggregate principal amount equal to the Subordinated Note Amount set forth on its signature page hereto, which will be issued pursuant to the Indenture, from Company on the Closing Date in accordance with the terms of, and subject to the conditions and provisions set forth in, this Agreement, the Indenture and the Subordinated Notes. The Subordinated Note Amounts shall be disbursed in accordance with Section 3.1.

2.2 The Closing. The execution and delivery of the Transaction Documents and the closing of the sale and purchase of the Subordinated Notes (the “Closing”) shall occur remotely via electronic or other exchange of documents and signature pages at 10:00 a.m. (New York City Time) on the Closing Date, or at such other place or time or on such other date as the parties hereto may agree.

2.3 No Right of Offset. Each Purchaser hereby expressly waives any right of offset such Purchaser may have against Company or any of its Subsidiaries.

2.4 Use of Proceeds. Company shall use the net proceeds from the sale of Subordinated Notes for general corporate purposes, which may include working capital, providing capital to support the organic growth of Bank, funding the opportunistic acquisition of similar or complementary financial service organizations and repaying outstanding indebtedness.

2.5 Partial Redemption. Partial redemptions of the Subordinated Notes held as a Global Note will be processed through the Depository Trust Issuer Corporation, in accordance with its rules and procedures, as a Pro Rata Pass-Through Distribution of Principal.

3. DISBURSEMENT.

3.1 Disbursement. On the Closing Date, assuming all of the terms and conditions set forth in Section 3.2 have been satisfied by Company or waived by the applicable Purchaser, each Purchaser shall disburse in immediately available funds the Subordinated Note Amount set forth on such Purchaser’s respective signature page hereto to Company in exchange for an electronic securities entitlement through the facilities of DTC in accordance with the Applicable Procedures in the Subordinated Note with a principal amount equal to such Subordinated Note Amount (the “Disbursement”). Company will deliver (A) to the Trustee a global certificate representing the Subordinated Notes (the “Global Note”), registered in the name of Cede & Co., as nominee for DTC, or (B) to the respective Purchaser one or more certificates representing the Subordinated Notes in definitive form (or provide evidence of the same with the original to be delivered by Company by overnight delivery on the next business day in accordance with the delivery instructions of Purchaser), registered in such names and denominations as such Purchasers may request.

3.2 Conditions Precedent to Disbursement.

3.2.1 Conditions to the Purchasers’ Obligation. The obligation of each Purchaser to consummate the purchase of the Subordinated Notes to be purchased by such Purchaser at Closing and to effect the Disbursement is subject to delivery by or at the direction of Company to such Purchaser (or, with respect to the Indenture, the Trustee) of each of the following (or written waiver by such Purchaser prior to the Closing of such delivery):

3.2.1.1 Transaction Documents. This Agreement, the Indenture, the Registration Rights Agreement and either (A) the Global Note, or (B) one or more certificates representing such Purchaser’s Subordinated Notes in definitive form (collectively, the “Transaction Documents”), each duly authorized and executed by Company; provided that Company’s counterparts to each of the Transaction Documents may be held in escrow pending satisfaction or waiver of the conditions set forth in Section 3.2.2.

3.2.1.2 Authority Documents.

(a)	A copy, certified by the Secretary or Assistant Secretary of Company, of the Second Amended and Restated Articles of Incorporation of Company, as currently in effect;

(b)	A certificate of good standing and/or existence of each of Company issued by the Secretary of State of the State of Florida and Bank issued by the OCC;

(c)	A copy, certified by the Secretary or Assistant Secretary of Company, of the Bylaws of Company, as currently in effect;

(d)

A copy, certified by the Secretary or Assistant Secretary of Company, of the resolutions of the board of directors of Company, and any committee thereof, authorizing the issuance of the Subordinated Notes and the execution, delivery and performance of the Transaction Documents;

(e)

An incumbency certificate of the Secretary or Assistant Secretary of Company certifying the names of the officer or officers of Company authorized to sign the Transaction Documents and the other documents provided for in this Agreement; and

(f)

The opinion of Squire Patton Boggs (US) LLP, counsel to Company, dated as of the Closing Date, substantially in the form set forth at Exhibit C attached hereto addressed to the Purchasers and the Placement Agent.

3.2.1.3 Other Requirements. Such other additional information regarding Company, Bank and any other Subsidiary of Company and Bank and their respective assets, liabilities (including any liabilities arising from, or relating to, legal proceedings) and contracts as a Purchaser may reasonably request.

3.2.1.4 Aggregate Investments. Prior to, or contemporaneously with the Closing, each Purchaser shall have actually delivered the Subordinated Note Amount set forth on such Purchaser’s signature page.

3.2.2 Conditions to Company’s Obligation.

3.2.2.1 Since the date of this Agreement, there shall not have been any action taken, or any law, rule or regulation enacted, entered, enforced or deemed applicable to Company or its Subsidiaries or the transactions contemplated by this Agreement by any Governmental Agency which imposes any restriction or condition that Company determines, in its reasonable good faith judgment, is materially and unreasonably burdensome on Company’s business or would materially reduce the economic benefits of the transactions contemplated by this Agreement to Company to such a degree that Company would not have entered into this Agreement had such condition or restriction been known to it on the date hereof.

3.2.2.2 The obligation of Company to consummate the sale of the Subordinated Notes and to effect the Closing is subject to Company’s receipt of:

(a)	Transaction Documents. This Agreement and the Registration Rights Agreement, each duly authorized and executed by each Purchaser.

(b)	Subordinated Note Amount. The Subordinated Note Amounts set forth on the signature pages hereto.

(c)	Indenture. The Indenture, duly authorized and executed by the Trustee.

4.	REPRESENTATIONS AND WARRANTIES OF COMPANY.

Company hereby represents and warrants to each Purchaser that, except as disclosed in Company’s Reports:

4.1 Organization and Authority.

4.1.1 Organization Matters of Company and Its Subsidiaries.

4.1.1.1 Company is validly existing and in good standing under the laws of the State of Florida and has all requisite corporate power and authority to conduct its business and activities as presently conducted, to own its properties, and to perform its obligations under the Transaction Documents. Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect on Company.

4.1.1.2 Each Subsidiary of Company either is validly existing as a corporation or limited liability company, or is validly existing as a national bank, in each case in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or other similar power and authority to own, lease and operate its properties and to conduct its business and is duly qualified as a foreign corporation or foreign limited liability company to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect on Company. All of the issued and outstanding shares of capital stock or other equity interests in each Subsidiary of Company have been duly authorized and validly issued, are fully paid and non-assessable and are owned by Company, directly or through Subsidiaries of Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim; none of the outstanding shares of capital stock of, or other Equity Interests in, any Subsidiary of Company were issued in violation of the preemptive or similar rights of any security holder of such Subsidiary of Company or any other entity.

4.1.1.3 Bank is a national bank. The deposit accounts of Bank are insured by the FDIC up to applicable limits. Bank has not received any notice or other information indicating that Bank is not an “insured depository institution” as defined in 12 U.S.C. Section 1813, nor has any event occurred which could reasonably be expected to adversely affect the status of Bank as an FDIC-insured institution.

4.1.2 Capital Stock and Related Matters. The Second Amended and Restated Articles of Incorporation of Company authorize Company to issue (i) 250,000,000 shares of common stock, consisting of 225,000,000 shares of Class A voting common stock, par value $0.10 per share (“Class A Voting Shares”), and 25,000,000 shares of Class A non-voting common stock, par value $0.10 per share (“Class A Non-Voting Shares”), and (ii) 50,000,000 shares of preferred stock, $0.10 par value per share. As of March 3, 2022, there were 31,213,428 Class A Voting Shares outstanding, 3,420,698 Class A Non-Voting Shares outstanding, and no shares of preferred stock issued and outstanding. All of the outstanding capital stock of Company has been duly authorized and validly issued and is fully paid and non-assessable. There are, as of the date hereof, no outstanding options, rights, warrants or other agreements or instruments obligating Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of Company or obligating Company to grant, extend or enter into any such agreement or commitment to any Person other than Company except pursuant to Company’s equity incentive plans duly adopted by Company’s Board of Directors.

4.2 No Impediment to Transactions.

4.2.1 Transaction is Legal and Authorized. The issuance of the Subordinated Notes pursuant to the Indenture, the borrowing of the aggregate of the Subordinated Note Amounts, the execution of the Transaction Documents and compliance by Company with all of the provisions of the Transaction Documents are within the corporate and other powers of the Company.

4.2.2 Agreement, Indenture and Registration Rights Agreement. This Agreement, the Indenture and the Registration Rights Agreement have been duly authorized, executed and delivered by the Company, and, assuming due authorization, execution and delivery by the other parties thereto, including the Trustee for purposes of the Indenture, constitute the legal, valid and binding obligations of the Company, enforceable against Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles.

4.2.3 Subordinated Notes. The Subordinated Notes have been duly authorized by Company and when executed by Company and, in the case of a Global Note completed and authenticated by the Trustee in accordance with, and in the forms contemplated by, the Indenture, and issued, delivered to and paid for by the Purchasers as provided in this Agreement, will have been duly issued under the Indenture and will constitute legal, valid and binding obligations of Company, entitled to the benefits of the Indenture, and enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles. When executed and delivered, the form of the Global Note and the form of the definitive note representing the Subordinated Notes will be substantially in the forms attached as exhibits to the Indenture.

4.2.4 Exemption from Registration. Neither the Company, nor any of its Subsidiaries or Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Subordinated Notes. Assuming the accuracy of the representations and warranties of each Purchaser set forth in this Agreement, the Subordinated Notes will be issued in a transaction exempt from the registration requirements of the Securities Act. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to Company or, to Company’s knowledge, any Person described in Rule 506(d)(1) (each, a “Company Covered Person”). Company has exercised reasonable care to determine whether any Company Covered Person is subject to a Disqualification Event. Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e).

4.2.5 No Defaults or Restrictions. Neither the execution and delivery of the Transaction Documents nor compliance with their respective terms and conditions will (whether with or without the giving of notice or lapse of time or both) (i) violate, conflict with or result in a breach of, or constitute a default under: (1) the Second Amended and Restated Articles of Incorporation or Bylaws of the Company, each as currently in effect; (2) any of the terms, obligations, covenants, conditions or provisions of any corporate restriction or of any contract, agreement, indenture, mortgage, deed of trust, pledge, bank loan or credit agreement, or any other agreement or instrument to which Company or Bank, as applicable, is now a party or by which it or any of its properties may be bound or affected; (3) any judgment, order, writ, injunction, decree or demand of any court, arbitrator, grand jury, or Governmental Agency applicable to Company or Bank; or (4) any statute, rule or regulation applicable to Company or Bank, except in the case of items (2), (3) or (4), for such violations, conflicts, breaches or defaults that would not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect on Company and its Subsidiaries, taken as a whole, or (ii) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any property or asset of Company. Neither Company nor Bank is in default in the performance, observance or fulfillment of any of the terms, obligations, covenants, conditions or provisions contained in any indenture or other agreement creating, evidencing or securing Indebtedness of any kind or pursuant to which any such Indebtedness is issued, or any other agreement or instrument to which Company or Bank, as applicable, is a party or by which Company or Bank, as applicable, or any of its properties may be bound or affected, except, in each case, only such defaults that would not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect on Company.

4.2.6 Governmental Consent. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained by Company that have not been obtained, and no registrations or declarations are required to be filed by Company that have not been filed in connection with, or, in contemplation of, the execution and delivery of, and performance under, the Transaction Documents, except for applicable requirements, if any, of the Securities Act, the Exchange Act or state securities laws or “blue sky” laws of the various states and any applicable federal or state banking laws and regulations.

4.3 Possession of Licenses and Permits. Company and its Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Agencies necessary to conduct the business now operated by them except where the failure to possess such Governmental Licenses would not, singularly or in the aggregate, have a Material Adverse Effect on Company and such applicable Subsidiary, taken as a whole; Company and each Subsidiary of Company is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Company and such applicable Subsidiary, taken as a whole; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect on Company and such applicable Subsidiary, taken as a whole; and neither Company nor any Subsidiary of Company has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses.

4.4 Financial Condition.

4.4.1 Company Financial Statements. The financial statements of Company included in Company’s Reports (including the related notes, where applicable), which have been made available to the Purchasers (i) have been prepared from, and are in accordance with, the books and records of Company; (ii) fairly present in all material respects the results of operations, cash flows, changes in shareholders’ equity and financial position of Company and its consolidated Subsidiaries, for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to recurring year-end audit adjustments normal in nature and amount), as applicable; (iii) complied as to form, as of their respective dates of filing in all material respects with applicable accounting and banking requirements as applicable, with respect thereto; and (iv) have been prepared in accordance with GAAP consistently applied during the periods involved, except, in each case: (x) as indicated in such statements or in the notes thereto; or (y) for any statement therein or omission therefrom which was corrected, amended or supplemented or otherwise disclosed or updated in a subsequent Company’s Report; and (z) to the extent that any unaudited interim financial statements do not contain the footnotes required by GAAP, and were or are subject to normal and recurring year-end adjustments, which were not or are not expected to be material in amount, either individually or in the aggregate. The books and records of Company have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements. Company does not have any material liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), except for those liabilities that are reflected or reserved against on the consolidated balance sheet of Company contained in Company’s Reports for Company’s most recently completed quarterly or annual fiscal period, as applicable, and for liabilities incurred in the ordinary course of business consistent with past practice or in connection with this Agreement and the transactions contemplated hereby.

4.4.2 Absence of Default. Since the date of the latest audited financial statements contained in Company’s Reports, no event has occurred which either by itself or with the lapse of time or the giving of notice or both, would give any creditor of Company the right to accelerate the maturity of any material Indebtedness of Company. Company is not in default under any other Lease, agreement or instrument, or any law, rule, regulation, order, writ, injunction, decree, determination or award, non-compliance with which would reasonably be expected to result in a Material Adverse Effect on Company.

4.4.3 Solvency. After giving effect to the consummation of the transactions contemplated by this Agreement, Company will have capital sufficient to carry on its business and transactions and is solvent and able to pay its debts as they mature. No transfer of property is being made and no Indebtedness is being incurred in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of Company or any Subsidiary of Company.

4.4.4 Ownership of Property. Company and each of its Subsidiaries has title as to all real property owned by it and title to all assets and properties owned by Company and such Subsidiary in the conduct of its businesses, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the most recent balance sheet contained in Company’s Reports or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of in the ordinary course of business, since the date of such balance sheet), subject to no encumbrances, liens, mortgages, security interests or pledges, except (i) those items which secure liabilities for public or statutory obligations or any discount with, borrowing from or other obligations to the Federal Home Loan Bank or the Federal Reserve Bank, inter-bank credit facilities, reverse repurchase agreements or any transaction by Bank acting in a fiduciary capacity, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith, (iii) the pledge of all of the issued and outstanding stock of Bank as collateral under a certain loan agreement between Company and a correspondent bank lender and (iv) such as do not, individually or in the aggregate, materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by Company or any of its Subsidiaries. Company and each of its Subsidiaries, as lessee, has the right under valid and existing Leases of real and personal properties that are material to Company or such Subsidiary, as applicable, in the conduct of its business to occupy or use all such properties as presently occupied and used by it. Such existing Leases and commitments to Lease constitute or will constitute operating Leases for both tax and financial accounting purposes, except as otherwise disclosed in Company’s Reports, and the Lease expense and minimum rental commitments with respect to such Leases and Lease commitments are as disclosed in all material respects in Company’s Reports.

4.5 No Material Adverse Change. Since the date of the latest audited financial statements included in Company’s Reports, there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect on Company and its Subsidiaries, taken as a whole.

4.6 Legal Matters.

4.6.1 Compliance with Law. Company and each of its Subsidiaries (i) has complied with and (ii) to Company’s knowledge, is not under investigation with respect to, and, to Company’s knowledge, has not been threatened to be charged with or given any notice of any material violation of any applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government, or any instrumentality or agency thereof, having jurisdiction over the conduct of its business or the ownership of its properties, except where any such failure to comply or violation would not reasonably be expected to have a Material Adverse Effect on Company and its Subsidiaries, taken as a whole.

4.6.2 Regulatory Enforcement Actions. Company, Bank and Company’s other Subsidiaries are in compliance in all material respects with all laws administered by and regulations of any Governmental Agency applicable to it or to them, the failure to comply with which would have a Material Adverse Effect on Company and its Subsidiaries, taken as a whole. None of Company, Bank, Company’s Subsidiaries nor any of their officers or directors is now operating under any restrictions, agreements, memoranda, commitment letter, supervisory letter or similar regulatory correspondence, or other commitments (other than restrictions of general application) imposed by any Governmental Agency, nor are, to Company’s knowledge, (i) any such restrictions threatened, (ii) any agreements, memoranda or commitments being sought by any Governmental Agency , or (iii) any legal or regulatory violations previously identified by, or penalties or other remedial action previously imposed by, any Governmental Agency remains unresolved which would result, individually or in the aggregate, in a Material Adverse Effect on Company and its Subsidiaries, taken as a whole.

4.6.3 Pending Litigation. There are no actions, suits, proceedings or written agreements pending, or, to Company’s knowledge, threatened or proposed, against Company or any of its Subsidiaries at law or in equity or before or by any federal, state, municipal, or other governmental department, commission, board, or other administrative agency, domestic or foreign, that, either separately or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Company and its Subsidiaries, taken as a whole, or affect issuance of or payment on the Subordinated Notes; and neither Company nor any of its Subsidiaries is a party to or named as subject to the provisions of any order, writ, injunction, or decree of, or any written agreement with, any court, commission, board or agency, domestic or foreign, that either separately or in the aggregate, will have a Material Adverse Effect on Company and its Subsidiaries, taken as a whole.

4.6.4 Environmental. No Property is or, to Company’s knowledge, has been a site for the use, generation, manufacture, storage, treatment, release, threatened release, discharge, disposal, transportation or presence of any Hazardous Materials, and neither Company nor any of its Subsidiaries has engaged in such activities. There are no claims or actions pending or, to Company’s knowledge, threatened against Company or any of its Subsidiaries by any Governmental Agency or by any other Person relating to any Hazardous Materials or pursuant to any Hazardous Materials Law.

4.6.5 Brokerage Commissions. Except for commissions paid or payable to the Placement Agent, neither Company nor any Affiliate of Company is obligated to pay any brokerage commission or finder’s fee to any Person in connection with the transactions contemplated by this Agreement.

4.6.6 Investment Company Act. Neither Company nor any of its Subsidiaries is an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

4.7 No Misstatement. No information, exhibit, report, schedule or document, when viewed together as a whole, furnished by Company to the Purchasers in connection with the negotiation, execution or performance of this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein not misleading in light of the circumstances when made or furnished to the Purchasers and as of the date hereof, except for any statement therein or omission therefrom which was corrected, amended or supplemented or otherwise disclosed or updated in a subsequent exhibit, report, schedule or document prior to the date hereof.

4.8 Reporting Compliance. Company is subject to, and is in compliance in all material respects with, the reporting requirements of Section 13 and Section 15(d), as applicable, of the Exchange Act. The Company’s Reports at the time they were filed with the SEC complied in all material respects with the requirements of the Exchange Act and did not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.9 Internal Accounting Controls. Company has established and maintains a system of internal control over financial reporting that pertains to the maintenance of records that accurately and fairly reflect the transactions and dispositions of Company’s assets (on a consolidated basis), provides reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that Company’s and Bank’s receipts and expenditures and receipts and expenditures of each of Company’s other Subsidiaries are being made only in accordance with authorizations of Company management and Board of Directors, and provides reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of assets of Company on a consolidated basis that could have a material effect on the financial statements. Such internal control over financial reporting is effective to provide reasonable assurance regarding the reliability of Company’s financial reporting and the preparation of Company’s financial statements for external purposes in accordance with GAAP. Since the conclusion of Company’s last completed fiscal year there has not been and there currently is not (i) any significant deficiency or material weakness in the design or operation of its internal control over financial reporting which is reasonably likely to adversely affect Company’s ability to record, process, summarize and report financial information, or (ii) any fraud, whether or not material, that involves management or other employees who have a role in Company’s or Bank’s internal control over financial reporting. Company (A) has implemented and maintains disclosure controls and procedures reasonably designed and maintained to ensure that material information relating to Company is made known to the Chief Executive Officer and the Chief Financial Officer others within Company and (B) has disclosed, based on its most recent evaluation prior to the date hereof, to Company’s outside auditors and the audit committee of Company’s Board of Directors any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect Company’s internal controls over financial reporting. Such disclosure controls and procedures are effective for the purposes for which they were established.

4.10 Tax Matters. Company, Bank and each Subsidiary of Company have (i) filed all material foreign, U.S. federal, state and local tax returns, information returns and similar reports that are required to be filed, and all such tax returns are true, correct and complete in all material respects, and (ii) paid all material taxes required to be paid by it and any other material assessment, fine or penalty levied against it other than taxes (x) currently payable without penalty or interest, or (y) being contested in good faith by appropriate proceedings.

4.11 Representations and Warranties Generally. The representations and warranties of Company set forth in this Agreement and in any certificate or other document delivered to the Purchasers by or on behalf of Company pursuant to or in connection with this Agreement are true and correct as of the date hereof and as otherwise specifically provided herein or therein. None of the representations, warranties, covenants and agreements made in this Agreement or in any certificate or other document delivered to the Purchasers by or on behalf of Company pursuant to or in connection with this Agreement contains any untrue statement of a material fact or omits to state a material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances when made. Any certificate signed by an officer of Company and delivered to the Purchasers or to counsel for the Purchasers shall be deemed to be a representation and warranty by Company to the Purchasers as to matters set forth therein.

5. GENERAL COVENANTS, CONDITIONS AND AGREEMENTS.

Company hereby further covenants and agrees with each Purchaser as follows:

5.1 Compliance with Transaction Documents. Company shall comply with, observe and timely perform each and every one of its covenants, agreements and obligations under the Transaction Documents.

5.2 Absence of Control. It is the intent of the parties to this Agreement that in no event shall the Purchasers, by reason of any of the Transaction Documents, be deemed to control, directly or indirectly, Company, and the Purchasers shall not exercise, or be deemed to exercise, directly or indirectly, a controlling influence over the management or policies of Company.

5.3 Secondary Market Transactions. So long as not in violation of Section 6.4 below, each Purchaser shall have the right at any time and from time to time to securitize its Subordinated Notes or any portion thereof in a single asset securitization or a pooled loan securitization of rated single or multi-class securities secured by or evidencing ownership interests in the Subordinated Notes (each such securitization is referred to herein as a “Secondary Market Transaction”). In connection with any such Secondary Market Transaction, Company shall, at Company’s expense, cooperate with any such Purchaser and otherwise reasonably assist any such Purchaser in satisfying the market standards to which any such Purchaser customarily adheres or which may be reasonably required in the marketplace or by applicable rating agencies in connection with any such Secondary Market Transaction. Subject to any written confidentiality obligation, all information regarding Company may be furnished, without liability except in the case of gross negligence or willful misconduct, to any Purchaser and to any Person reasonably deemed necessary by Purchaser in connection with participation in such Secondary Market Transaction. All documents, financial statements, appraisals and other data relevant to Company or the Subordinated Notes may be retained by any such Person, subject to the terms of any applicable confidentiality agreement.

5.4 Rule 144A Information. While any Subordinated Notes remain “restricted securities” within the meaning of the Securities Act, Company will make available, upon request, to any seller of such Subordinated Notes the information specified in Rule 144A(d)(4) under the Securities Act, unless Company is then subject to Section 13 or 15(d) of the Exchange Act.

5.5 NRSRO Rating. Company will use commercially reasonable efforts to maintain a rating by a nationally recognized statistical rating organization (“NRSRO”) while any Subordinated Notes remain outstanding.

5.6 Resale Registration Statement. Subject to the terms and conditions of this Agreement, Company will provide to the Purchasers the resale registration rights described in the Registration Rights Agreement.

5.7 DTC Registration. Company shall use commercially reasonable efforts to cause the Subordinated Notes to be quoted on Bloomberg and, with respect to Subordinated Notes held by QIBs, cause such Subordinated Notes to be registered in the name of Cede & Co. as nominee of The Depository Trust Company (“DTC”).

6. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASERS.

Each Purchaser hereby represents and warrants to Company, and covenants with Company, severally and not jointly, as follows:

6.1 Legal Power and Authority. Purchaser has all necessary power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. Purchaser is an entity duly organized, validly existing and in good standing under the laws its jurisdiction of organization.

6.2 Authorization and Execution. The execution, delivery and performance of this Agreement and the Registration Rights Agreement have been duly authorized by all necessary action on the part of such Purchaser, and, assuming due authorization, execution and delivery by Company, this Agreement and the Registration Rights Agreement are each a legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles.

6.3 No Conflicts. Neither the execution, delivery or performance of the Transaction Documents nor the consummation of any of the transactions contemplated thereby will conflict with, violate, constitute a breach of or a default (whether with or without the giving of notice or lapse of time or both) under (i) Purchaser’s organizational documents, (ii) any agreement to which Purchaser is party, (iii) any law applicable to Purchaser or (iv) any order, writ, judgment, injunction, decree, determination or award binding upon or affecting Purchaser.

6.4 Purchase for Investment. Purchaser is purchasing the Subordinated Note for its own account and not with a view to distribution and with no present intention of reselling, distributing or otherwise disposing of the same. Purchaser has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for, or which is likely to compel, a disposition of the Subordinated Notes in any manner.

6.5 Institutional Accredited Investor. Purchaser is and will be on the Closing Date either (i) an institutional “accredited investor” as such term is defined in Rule 501(a) of Regulation D and as contemplated by subsections (1), (2), (3) and (7) of Rule 501(a) of Regulation D, and has no less than $5,000,000 in total assets, or (ii) a QIB.

6.6 Financial and Business Sophistication. Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the prospective investment in the Subordinated Notes. Purchaser has relied solely upon its own knowledge of, and the advice of its own legal, financial, tax or other advisors with regard to, the legal, financial, tax and other considerations involved in deciding to invest in the Subordinated Notes.

6.7 Ability to Bear Economic Risk of Investment. Purchaser recognizes that an investment in the Subordinated Notes involves substantial risk. Purchaser has the ability to bear the economic risk of the prospective investment in the Subordinated Notes, including the ability to hold the Subordinated Notes indefinitely, and further including the ability to bear a complete loss of all of its investment in Company.

6.8 Information. Purchaser acknowledges that: (i) it is not being provided with the disclosures that would be required if the offer and sale of the Subordinated Notes were registered under the Securities Act, nor is it being provided with any offering circular or prospectus prepared in connection with the offer and sale of the Subordinated Notes; (ii) it has conducted its own examination of Company and the terms of the Indenture and the Subordinated Notes to the extent it deems necessary to make its decision to invest in the Subordinated Notes; and (iii) it has availed itself of publicly available financial and other information concerning Company to the extent it deems necessary to make its decision to purchase the Subordinated Notes. It has reviewed the information set forth in Company’s Reports and the exhibits and schedules hereto and the information contained in the data room established by Company in connection with the transactions contemplated by this Agreement on February 14, 2022.

6.9 Access to Information. Purchaser acknowledges that it and its advisors have been furnished with all materials relating to the business, finances and operations of Company that have been requested by it or its advisors and have been given the opportunity to ask questions of, and to receive answers from, persons acting on behalf of Company concerning terms and conditions of the transactions contemplated by this Agreement in order to make an informed and voluntary decision to enter into this Agreement.

6.10 Investment Decision. Purchaser has made its own investment decision based upon its own judgment, due diligence and advice from such advisors as it has deemed necessary and not upon any view expressed by any other Person or entity, including the Placement Agent (or, with respect to the Indenture, the Trustee). Neither such inquiries nor any other due diligence investigations conducted by Purchaser or Purchaser’s advisors or representatives, if any, shall modify, amend or affect Purchaser’s right to rely on Company’s representations and warranties contained herein. Purchaser is not relying upon, and has not relied upon, any advice, statement, representation or warranty made by any Person by or on behalf of Company, including the Placement Agent (or, with respect to the Indenture, the Trustee), except for the express statements, representations and warranties of Company made or contained in this Agreement. Furthermore, Purchaser acknowledges that (i) the Placement Agent has not performed any due diligence review on behalf of it and (ii) nothing in this Agreement or any other materials presented by or on behalf of Company to Purchaser in connection with the purchase of the Subordinated Notes constitutes legal, tax or investment advice.

6.11 Private Placement; No Registration; Restricted Legends. Purchaser understands and acknowledges that the Subordinated Notes are “restricted securities” and are being sold by Company without registration under the Securities Act in reliance on the exemption from federal and state registration set forth in, respectively, Rule 506(b) of Regulation D promulgated under Section 4(a)(2) of the Securities Act and Section 18 of the Securities Act, or any applicable state securities laws, and accordingly, may be resold, pledged or otherwise transferred only in compliance with the registration requirements of federal and state securities laws or if exemptions from the Securities Act and applicable state securities laws are available to it. Purchaser is not subscribing for the Subordinated Notes as a result of or subsequent to any general solicitation or general advertising, in each case within the meaning of Rule 502(c) of Regulation D, including any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting. Purchaser has not been solicited with respect to investment in the Subordinated Note except in the jurisdiction of its address appearing on Purchaser’s signature page to this Agreement. Purchaser further acknowledges and agrees that the Global Note and definitive note certificate(s) will bear the restrictive legend set forth in the form of Subordinated Note, which is attached as an exhibit to the Indenture. Purchaser further acknowledges its primary responsibilities under the Securities Act and, accordingly, will not sell or otherwise transfer the Subordinated Notes or any interest therein without complying with the requirements of the Securities Act and the rules and regulations promulgated thereunder and the requirements set forth in this Agreement. Neither the Placement Agent nor Company have or has made or are or is making any representation, warranty or covenant, express or implied, as to the availability of any exemption from registration under the Securities Act or any applicable state securities laws for the resale, pledge or other transfer of the Subordinated Note, or that the Subordinated Note purchased by Purchaser will ever be able to be lawfully resold, pledged or otherwise transferred.

6.12 Placement Agent. Purchaser will purchase the Subordinated Note(s) directly from Company and not from the Placement Agent and understands that neither the Placement Agent nor any other broker or dealer has any obligation to make a market in the Subordinated Notes.

6.13 Not Debt of Bank; Not Savings Accounts, Etc. Purchaser acknowledges that Company is a bank holding company and Company’s rights and the rights of Company’s creditors, including, the Noteholders (as defined in the Subordinated Note), to participate in the assets of any Subsidiary during its liquidation or reorganization are structurally subordinate to the prior claims of the Subsidiary’s creditors. Purchaser acknowledges and agrees that the Subordinated Notes are not a savings account or deposit of Bank and is not insured or guaranteed by the FDIC or any Governmental Agency, and that no Governmental Agency has passed upon or will pass upon the offer or sale of the Subordinated Notes or has made or will make any finding or determination as to the fairness of an investment in the Subordinated Notes.

6.14 Accuracy of Representations. It understands that each of the Placement Agent and Company will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements in connection with the transactions contemplated by this Agreement, and agrees that if any of the representations or acknowledgements made by Purchaser are no longer accurate as of the Closing Date, it shall promptly notify the Placement Agent and Company.

6.15 Representations and Warranties Generally. The representations and warranties of Purchaser set forth in this Agreement are true and correct as of the date hereof and will be true and correct as of the Closing Date and as otherwise specifically provided herein. Any certificate signed by a duly authorized representative of Purchaser and delivered to Company or to counsel for Company shall be deemed to be a representation and warranty by Purchaser to Company as to the matters set forth therein.

7. MISCELLANEOUS.

7.1 Prohibition on Assignment by Company. Except as described in Article VII of the Indenture, Company may not assign, transfer or delegate any of its rights or obligations under this Agreement or the Subordinated Notes without the prior written consent of the Purchasers.

7.2 Time of the Essence. Time is of the essence for this Agreement.

7.3 Waiver or Amendment. No waiver or amendment of any term, provision, condition, covenant or agreement herein shall be effective unless in writing and signed by all of the parties hereto. No failure to exercise or delay in exercising, by a Purchaser or any holder of the Subordinated Notes, of any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof, or the exercise of any other right or remedy provided by law. The rights and remedies provided in this Agreement are cumulative and not exclusive of any right or remedy provided by law or equity.

7.4 Severability. Any provision of this Agreement which is unenforceable or invalid or contrary to law, or the inclusion of which would adversely affect the validity, legality or enforcement of this Agreement, shall be of no effect and, in such case, all the remaining terms and provisions of this Agreement shall subsist and be fully effective according to the tenor of this Agreement the same as though any such invalid portion had never been included herein. Notwithstanding any of the foregoing to the contrary, if any provisions of this Agreement or the application thereof are held invalid or unenforceable only as to particular persons or situations, the remainder of this Agreement, and the application of such provision to persons or situations other than those to which it shall have been held invalid or unenforceable, shall not be affected thereby, but shall continue valid and enforceable to the fullest extent permitted by law.

7.5 Notices. Any notice which any party hereto may be required or may desire to give hereunder shall be deemed to have been given if in writing and if delivered personally, or if mailed, postage prepaid, by United States registered or certified mail, return receipt requested, or if delivered by a responsible overnight commercial courier promising next business day delivery, addressed:

if to Company:	Amerant Bancorp Inc. 220 Alhambra Circle Coral Gables, Florida 33134 Attention: Attention: Carlos Iafigliola, Treasurer

with a copy to:	Squire Patton Boggs (US) LLP 201 E. Fourth Street, Suite 1900 Cincinnati, Ohio 45202 Attention: James Barresi

if to the Guarantor:	Amerant Florida Bancorp Inc. 220 Alhambra Circle Coral Gables, Florida 33134 Attention: Carlos Iafigliola, Treasurer

with a copy to:	Squire Patton Boggs (US) LLP 201 E. Fourth Street, Suite 1900 Cincinnati, Ohio 45202 Attention: James Barresi

if to the Purchasers:	To the address indicated on such Purchaser’s signature page.

or to such other address or addresses as the party to be given notice may have furnished in writing to the party seeking or desiring to give notice, as a place for the giving of notice; provided that no change in address shall be effective until five (5) Business Days after being given to the other party in the manner provided for above. Any notice given in accordance with the foregoing shall be deemed given when delivered personally or, if mailed, three (3) Business Days after it shall have been deposited in the United States mails as aforesaid or, if sent by overnight courier, the Business Day following the date of delivery to such courier (provided next business day delivery was requested).

7.6 Successors and Assigns. This Agreement shall inure to the benefit of the parties and their respective heirs, legal representatives, successors and assigns; except that, unless a Purchaser consents in writing, no assignment made by Company in violation of this Agreement shall be effective or confer any rights on any purported assignee of Company. The term “successors and assigns” will not include a purchaser of any of the Subordinated Notes from any Purchaser merely because of such purchase.

7.7 No Joint Venture. Nothing contained herein or in any document executed pursuant hereto and no action or inaction whatsoever on the part of a Purchaser, shall be deemed to make a Purchaser a partner or joint venturer with Company.

7.8 Documentation. All documents and other matters required by any of the provisions of this Agreement to be submitted or furnished to a Purchaser shall be in form and substance reasonably satisfactory to such Purchaser.

7.9 Entire Agreement. This Agreement, the Indenture, the Registration Rights Agreement and the Subordinated Notes, along with the Exhibits hereto and thereto, and the confidentiality agreement previously executed by the parties hereto, constitute the entire agreement between the parties hereto with respect to the subject matter hereof and may not be modified or amended in any manner other than by supplemental written agreement executed by the parties hereto. No party, in entering into this Agreement, has relied upon any representation, warranty, covenant, condition or other term that is not set forth in this Agreement, the Indenture, the Registration Rights Agreement or the Subordinated Notes.

7.10 Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to its laws or principles of conflict of laws. Nothing herein shall be deemed to limit any rights, powers or privileges which a Purchaser may have pursuant to any law of the United States of America or any rule, regulation or order of any department or agency thereof and nothing herein shall be deemed to make unlawful any transaction or conduct by a Purchaser which is lawful pursuant to, or which is permitted by, any of the foregoing.

7.11 No Third Party Beneficiary. This Agreement is made for the sole benefit of Company and the Purchasers, and no other Person shall be deemed to have any privity of contract hereunder nor any right to rely hereon to any extent or for any purpose whatsoever, nor shall any other Person have any right of action of any kind hereon or be deemed to be a third party beneficiary hereunder; provided, that the Placement Agent may rely on the representations and warranties contained herein to the same extent as if it was a party to this Agreement.

7.12 Legal Tender of United States. All payments hereunder shall be made in coin or currency which at the time of payment is legal tender in the United States of America for public and private debts.

7.13 Captions; Counterparts. Captions contained in this Agreement in no way define, limit or extend the scope or intent of their respective provisions. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. In the event that any signature is delivered by facsimile transmission, or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

7.14 Knowledge; Discretion. All references herein to a Purchaser’s or Company’s knowledge shall be deemed to mean the knowledge of such party based on the actual knowledge of such party’s President, Chief Executive Officer, Chief Financial Officer, Controller and General Counsel or such other persons holding equivalent offices. Unless specified to the contrary herein, all references herein to an exercise of discretion or judgment by a Purchaser, to the making of a determination or designation by a Purchaser, to the application of a Purchaser’s discretion or opinion, to the granting or withholding of a Purchaser’s consent or approval, to the consideration of whether a matter or thing is satisfactory or acceptable to a Purchaser, or otherwise involving the decision making of a Purchaser, shall be deemed to mean that such Purchaser shall decide using the reasonable discretion or judgment of a prudent lender.

7.15 Waiver of Right to Jury Trial. TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THAT THEY MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING IN ANY WAY IN CONNECTION WITH ANY OF THE TRANSACTION DOCUMENTS, OR ANY OTHER STATEMENTS OR ACTIONS OF COMPANY OR THE PURCHASERS. THE PARTIES ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL SELECTED OF THEIR OWN FREE WILL. THE PARTIES FURTHER ACKNOWLEDGE THAT (I) THEY HAVE READ AND UNDERSTAND THE MEANING AND RAMIFICATIONS OF THIS WAIVER, (II) THIS WAIVER HAS BEEN REVIEWED BY THE PARTIES AND THEIR COUNSEL AND IS A MATERIAL INDUCEMENT FOR ENTRY INTO THIS AGREEMENT AND THE REGISTRATION RIGHTS AGREEMENT AND (III) THIS WAIVER SHALL BE EFFECTIVE AS TO EACH OF SUCH TRANSACTION DOCUMENTS AS IF FULLY INCORPORATED THEREIN.

7.16 Expenses. Except as otherwise provided in this Agreement, each of the parties will bear and pay all other costs and expenses incurred by it or on its behalf in connection with the transactions contemplated pursuant to this Agreement.

7.17 Survival. Each of the representations and warranties set forth in this Agreement shall survive the earliest of (i) the date there are no Subordinated Notes outstanding and (ii) the consummation of the transactions contemplated hereby for a period of one year after the date hereof. Except as otherwise provided herein, all covenants and agreements contained herein shall survive until, by their respective terms, they are no longer operative.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of Company and the Guarantor has caused this Subordinated Note Purchase Agreement to be executed by its duly authorized representative as of the date first above written.

COMPANY:

Amerant Bancorp Inc.

By:
	Name:	Gerald P. Plush
	Title:	Vice-Chairman, President and Chief Executive Officer

Guarantor:

Amerant Florida Bancorp Inc.

By:
	Name:	Carlos Iafigliola
	Title:	Treasurer

[Company & Guarantor Signature Page to Subordinated Note Purchase Agreement]

IN WITNESS WHEREOF, the undersigned Purchaser has caused this Subordinated Note Purchase Agreement to be executed by its duly authorized representative as of the date first above written.

PURCHASER:

[INSERT PURCHASER’S NAME]

By:
Name: [•]
Title: [•]

Address of Purchaser:

[•]

Subordinated Note Amount:

$[•]

[Purchaser Signature Page to Subordinated Note Purchase Agreement]

EXHIBIT A

FORM OF INDENTURE

EXHIBIT B

FORM OF REGISTRATION RIGHTS AGREEMENT

EXHIBIT C

OPINION OF COUNSEL

1. Each of Company and Bank (i) has been organized or formed, as the case may be, is validly existing and is in good standing under the laws of its jurisdiction of organization, (ii) has all requisite power and authority to carry on its business and to own, lease and operate its properties and assets and (iii) is duly qualified or licensed to do business and is in good standing as a foreign corporation, partnership or other entity as the case may be, authorized to do business in each jurisdiction in which the nature of such businesses or the ownership or leasing of such properties requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect.

2. Company is a registered bank holding company under the Bank Holding Company Act of 1956, as amended.

3. The deposit accounts of Bank are insured by the Federal Deposit Insurance Corporation under the provisions of the Federal Deposit Insurance Act.

4. Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Transaction Documents to which it is a party and to consummate the transactions contemplated by the Transaction Documents.

5. Each of the Agreement, the Indenture and the Registration Rights Agreement has been duly and validly authorized, executed and delivered by Company and, assuming the due authorization, execution and delivery of each such agreement by the other parties thereto (including, with respect to the Indenture, the Trustee) constitutes a valid and legally binding obligation of the Company, enforceable against Company in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought.

6. The execution and delivery by Company of, and the performance by Company of its agreements and obligations under, the Transaction Documents do not (i) to such counsel’s knowledge, violate any applicable provisions of the Florida Business Corporation Act, (ii) to such counsel’s knowledge, violate any court order or judgment of any federal or state agency or court having jurisdiction over Company or Bank and known to such counsel, or (iii) violate the Second Amended and Restated Articles of Incorporation or Bylaws of the Company, each as currently in effect.

7. The Subordinated Notes have been duly and validly authorized by Company and when duly executed, authenticated and delivered by the Trustee and when issued by Company and delivered to and paid for by the Purchasers in accordance with the terms of the Agreement and the Indenture, will constitute valid and legally binding obligations of the Company, enforceable against Company in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought.

8. Assuming the accuracy of the representations and warranties of each of the Purchasers set forth in this Agreement, the Subordinated Notes to be issued and sold by Company to the Purchasers pursuant to this Agreement and the Indenture will be issued in a transaction exempt from the registration requirements of the Securities Act.